UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 27, 2025

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36461	20-8639702
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5221 North O’Connor Boulevard, Suite 1375

Irving, Texas 75039

(Address of principal executive offices and zip code)

(469) 638-9636

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 Par Value	FFWM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR § 230.405) or 12b-2 of the Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On October 27, 2025, FirstSun Capital Bancorp (“FirstSun”) and First Foundation Inc. (“First Foundation”) entered into an Agreement and Plan of Merger (as it may be amended, modified or supplemented from time to time, the “Merger Agreement”) pursuant to which First Foundation will merge with and into FirstSun, with FirstSun continuing as the surviving corporation (the “Merger”). Immediately following the completion of the Merger, an subject to the occurrence of the Merger, First Foundation’s wholly-owned subsidiary bank, First Foundation Bank, will merge with and into FirstSun’s wholly-owned subsidiary bank, Sunflower Bank, National Association (“Sunflower Bank”), with Sunflower Bank continuing as the surviving bank (the “Bank Merger”).

The respective board of directors of each of FirstSun and First Foundation unanimously approved the Merger Agreement. Subject to the receipt of requisite regulatory approvals and stockholder approvals from each of FirstSun and First Foundation and satisfaction or waiver of other closing conditions, certain of which are described below, the parties anticipate that the Merger will close early in the second quarter of 2026.

Merger Consideration. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, FirstSun will exchange shares of its common stock for all of the outstanding shares of First Foundation stock. First Foundation common stockholders will be entitled to receive 0.16083 of a share of FirstSun common stock for each share of First Foundation common stock they own upon the effective time of the Merger (the “Effective Time”). Upon completion of the Merger, First Foundation stockholders are expected to comprise approximately 40.5% of the outstanding shares of the combined company.

At the Effective Time, each then-outstanding share of First Foundation Series A Noncumulative Convertible Preferred Stock and Series C Non-Voting Common Equity Equivalent Stock (together, the “First Foundation Preferred Stock”) will be converted into the right to receive 0.16083 of a share of FirstSun common stock for each share of First Foundation common stock into which the First Foundation Preferred Stock was convertible immediately prior to the Effective Time, subject to certain exceptions.

At the Effective Time, each outstanding and unvested time-based restricted stock unit award tied to First Foundation common stock will be assumed and converted into a restricted stock unit award for FirstSun common stock. The number of FirstSun shares subject to each award will equal the number of First Foundation shares covered by the award immediately prior to the Effective Time, multiplied by the exchange ratio.

At the Effective Time, each outstanding and unvested performance-based restricted stock unit award will be assumed and converted into a restricted stock unit award for FirstSun common stock. The number of FirstSun shares subject to each award will be calculated based on the target performance level immediately prior to the Effective Time, multiplied by the exchange ratio. After conversion, these awards will be subject only to service-based vesting through the end of the original performance period and will no longer include performance conditions.

Treatment of First Foundation Warrants. Certain holders of First Foundation warrants (the “First Foundation Warrants”) to acquire shares of First Foundation Series C Non-Voting Common Equity Equivalent Stock (the “Series C Stock”) have entered into a Warrant Exercise and Termination Agreement. Under this agreement, immediately prior to the Effective Time and contingent on the closing of the Merger, each then-outstanding warrant will be exercised and terminated. In exchange, warrantholders will receive Series C Stock, along with an aggregate cash payment of approximately $17.5 million. Following the Effective Time, any First Foundation Warrants that remain unexercised will be modified under the applicable warrant agreement. Specifically, the Series C Stock subject to the unexercised warrant will become exercisable for FirstSun common stock, rounded to the nearest whole share based upon the conversion formula provided in the Merger Agreement.

Charter Amendment. The Merger Agreement provides that FirstSun will amend its certificate of incorporation (the “Charter Amendment”) to increase its authorized common stock and to create a new class of non-voting common stock. This new class of stock may be issued to former First Foundation stockholders who, as a result of the Merger, would otherwise receive more than 4.99% of FirstSun’s outstanding common stock and elect to receive non-voting shares instead. Approval and adoption of the Charter Amendment by FirstSun stockholders is a condition to closing the Merger.

Certain Governance Matters. The Merger Agreement provides that, at the Effective Time, the combined company’s board of directors will consist of thirteen members. Eight of these directors will be current members of FirstSun’s board of directors immediately prior to the Effective Time, and five will be current members of First Foundation’s board of directors immediately prior to the Effective Time.

Representations, Warranties and Covenants. The Merger Agreement contains certain customary representations and warranties from each of FirstSun and First Foundation. In addition, each of FirstSun and First Foundation has agreed to certain customary pre-closing covenants, including covenants to operate its business in the ordinary course in all material respects and to refrain from taking certain actions without the other party’s consent. Moreover, certain of the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties may have been used to allocate risk between First Foundation and FirstSun rather than establishing matters of fact.

Covenants, No Solicitation: Each party also has agreed to customary covenants, including, among others, covenants relating to the conduct of its business during the interim period between the execution of the Merger Agreement and the consummation of the Merger. Additionally, both parties have agreed, subject to certain exceptions, not to (i) initiate, solicit, knowingly encourage or knowingly facilitate any acquisition proposal; (ii) engage or participate in any negotiations with any person concerning any acquisition proposal; (iii) provide confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to an acquisition proposal, subject to certain exceptions; or (iv) approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other similar agreement (whether written or oral, binding or nonbinding) in connection with or relating to any acquisition proposal.

Closing Conditions. The completion of the Merger is subject to the satisfaction or waiver of certain closing conditions, including, among others, (a) the adoption of the Merger Agreement by the stockholders of First Foundation and FirstSun, (b) the adoption of the Charter Amendment and the approval of the issuance of FirstSun common stock as consideration in the Merger by the stockholders of FirstSun stockholders, (c) receipt of required regulatory approvals without the imposition of a materially burdensome condition and expiration of all waiting periods, (d) the absence of any law or order preventing or prohibiting the consummation of the transactions contemplated by the Merger Agreement (e) the effectiveness of the registration statement for the FirstSun common stock to be issued in the Merger and authorization for the listing of the FirstSun common stock to be issued in the Merger on the Nasdaq stock market, (f) receipt by First Foundation and FirstSun of opinions to the effect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, (g) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (h) the performance in all material respects by the other party of its obligations under the Merger Agreement, and (i) First Foundation maintaining consolidated tangible stockholders’ equity no less than certain thresholds.

Termination: The Merger Agreement may be terminated in certain circumstances, including: (i) by mutual written agreement of the parties, (ii) by either party if required regulatory approvals are denied or withdrawn and such denial or withdrawal becomes final and non-appealable, or if a governmental authority issues a final, non-appealable order or injunction permanently prohibiting the Merger or the Bank Merger, (iii) by either party if the approval of the stockholders of either party is not obtained, (iv) by either party if the Merger is not consummated on or before the 12-month anniversary of the Merger Agreement, subject to certain exceptions, (v) by either party if the other party materially breaches its representations or covenants and such breach is not corrected within the cure period, or (vi) by either party if the other’s board of directors breaches its obligation not to solicit any acquisition proposal or changes its recommendation with respect to the Merger in accordance with the terms of the Merger Agreement.

Termination Fee. The Merger Agreement provides certain termination rights for both FirstSun and First Foundation. The Merger Agreement also provides that a termination fee of $45.1 million will be payable by FirstSun and a termination fee of $31.4 million will be payable by First Foundation, as applicable, upon termination of the Merger Agreement under certain circumstances.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding First Foundation, its affiliates and their respective businesses, and the information regarding the Merger Agreement, the Merger and FirstSun that will be contained in, or incorporated by reference into, the registration statement on Form S-4 of First Foundation and FirstSun that will include a joint proxy statement of First Foundation and FirstSun that will be filed with the Securities and Exchange Commission (the “SEC”).

Support Agreements

In connection with entering into the Merger Agreement, certain directors and stockholders of both First Foundation and FirstSun have entered into Support Agreements (the “Support Agreements”) pursuant to which each such director or stockholder of First Foundation and FirstSun has agreed to vote his or her shares, as applicable, and among other things, (i) in favor of the adoption of the Merger Agreement and the consummation of the transactions contemplated therein, (ii) in favor of any proposal to adjourn or postpone the applicable stockholder meeting if there are insufficient votes to approve the Merger Agreement and the transactions contemplated thereby and (iii) against any alternative transaction proposal or other proposals that could prevent or materially delay the Merger. The Support Agreements generally prohibit the sale or transfer of the shares held by each such director or stockholder until the earlier of (i) termination of the Merger Agreement or (ii) the Effective Time. The Support Agreements automatically terminate upon the earlier of (i) the Effective Time, (ii) the termination of the Merger Agreement or (iii) by mutual written consent of the parties thereto.

The foregoing summary of the Support Agreements is qualified in its entirety by reference to the complete text of such documents, the forms of which are included as Exhibit A and Exhibit B, respectively, to the Merger Agreement, filed as Exhibit 2.1 attached hereto and which is incorporated herein by reference.

Lockup Agreements

In connection with entering into the Merger Agreement, certain stockholders of First Foundation entered into Lock-Up Agreements (the “Lock-Up Agreements) pursuant to which each such stockholder agreed to be subject to a lock-up period of 24 months following the closing date, during which transfers of the FirstSun common stock received by such stockholder in the Merger (the “Covered Securities”) are generally prohibited except for certain permitted transfers. The lock-up will expire in stages: one-third of each stockholder’s Covered Securities will be released after 12 months, an additional one-third after 18 months, and the remainder after 24 months. Any transfer in violation of these restrictions will be null and void.

The foregoing summary of the Lockup Agreements is qualified in its entirety by reference to the complete text of such documents, the forms of which are included as Exhibit C to the Merger Agreement, filed as Exhibit 2.1 attached hereto and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and between FirstSun Capital Bancorp and First Foundation, Inc., dated October 27, 2025*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

Forward Looking Statements “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995.

Statements included in this communication which are not historical in nature are intended to be, and hereby are identified as, “forward-looking statements” within the meaning, and subject to the protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook, benefits and expectations of FirstSun and First Foundation with respect to the proposed merger, including future financial and operating results (including the anticipated impact of the proposed merger on First Foundation’s and FirstSun’s respective earnings and tangible book value), and the expected timing of the closing of the merger. These statements reflect management’s current expectations and are not guarantees of future performance. Words such as “may,” “will,” “believe,” “anticipate,” “expect,” “intend,” “opportunity,” “continue,” “should,” and “could” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties and assumptions, include, among others, the following:

•	the failure to obtain necessary regulatory approvals when expected or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction);
•	the failure of First Foundation or FirstSun to obtain the required stockholder approval, or the failure of either party to satisfy any of the other closing conditions on a timely basis or at all;
•	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement;
•	the possibility that the proposed transaction will not be completed as planned, including the anticipated benefits of the proposed transaction;
•	diversion of ’management’s attention from ongoing business operations and opportunities;
•	potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction;
•	the outcome of any legal proceedings that may be instituted against FirstSun or First Foundation;
•	the risk that the cost savings and synergies expected from the proposed transaction may not be realized or may take longer than anticipated to be realized;
•	the risk that integration of FirstSun’s and First Foundation’s respective businesses may be materially delayed or more costly or difficult than expected, including as a result of unexpected factors or events;
•	changes to tax legislation and their potential effects on the accounting for the merger;
•	the possibility of dilution to existing stockholders resulting from the issuance of additional shares in connection with the proposed transaction;
•	the possibility that the combined company may be subject to additional regulatory requirements as a result of the merger or expansion of its business operations; and
•	other factors that may affect future results of FirstSun or First Foundation including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Further information regarding additional factors that could affect the forward-looking statements can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” (in the case of FirstSun), “Forward-Looking Statements” (in the case of First Foundation), and “Risk Factors” in FirstSun’s and First Foundation’s Annual Reports on Form 10-K for the year ended December 31, 2024 (available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001709442/000170944225000008/fcb-20241231.htm and https://www.sec.gov/ix?doc=/Archives/edgar/data/0001413837/000155837025003129/ffwm-20241231x10k.htm, respectively), and other documents subsequently filed by FirstSun and First Foundation with the Securities and Exchange Commission (the “SEC”). FirstSun and First Foundation disclaim any obligation to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information About the Merger and Where to Find It

This communication is being made in respect of the proposed transaction between FirstSun and First Foundation. In connection with the proposed transaction, FirstSun will file a registration statement on Form S-4 with the SEC to register FirstSun’s shares that will be issued to First Foundation’s stockholders in connection with the merger. The registration statement will include a joint proxy statement of FirstSun and First Foundation and a prospectus of FirstSun, as well as other relevant documents concerning the proposed transaction. When available, the joint proxy statement/prospectus will be sent to stockholders of First Foundation and FirstSun in connection with the proposed transaction. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING FIRSTSUN, FIRST FOUNDATION, THE TRANSACTION AND RELATED MATTERS.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A free copy of the joint proxy statement/prospectus, when it becomes available, as well as other documents filed with the SEC by FirstSun or First Foundation may be obtained at the SEC’s Internet site at http://www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by (i) FirstSun on its website at https://ir.firstsuncb.com/overview/default.aspx under the Financials tab and then under the SEC Filings option, and (ii) First Foundation on its website at https://investor.ff-inc.com/investor-home/default.aspx under the Financials tab and then under the SEC Filings option.

Participants in the Solicitation

FirstSun, First Foundation and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from stockholders of FirstSun or First Foundation in connection with the proposed transaction. Information regarding the directors and executive officers of FirstSun and First Foundation and other persons who may be deemed participants in the solicitation of the stockholders of FirstSun or First Foundation in connection with the proposed transaction will be included in the joint proxy statement/prospectus, which will be filed by FirstSun with the SEC. Information about the directors and officers of FirstSun and their ownership of FirstSun common stock can be found in FirstSun’s definitive proxy statement in connection with its 2025 annual meeting of stockholders, including under the headings “Director Experience”, “Biographical Information for Executive Officers”, “Certain Relationships and Related Party Transactions”, “Security Ownership of Certain Beneficial Owners and Management”, “Executive Compensation”, and “Compensation of Directors for Fiscal Year 2024”, as filed with the SEC on March 21, 2025 and available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001709442/000170944225000020/fcb-20250321.htm, and other documents subsequently filed by FirstSun with the SEC, including on Statements of Change in Ownership on Form 4 filed with the SEC, available at https://www.sec.gov/edgar/browse/?CIK=1709442&owner=exclude. Information about the directors and officers of First Foundation and their ownership of First Foundation common stock can be found in First Foundation’s definitive proxy statement in connection with its 2025 annual meeting of stockholders, including under the headings “Security Ownership of Certain Beneficial Owners and Management”, “Election of Directors (Proposal No. 1)”, “Advisory Vote on the Compensation of the Company’s Named Executive Officers (Proposal No. 4)”, “Compensation Committee Report”, and “Certain Relationships and Related Party Transactions” as filed with the SEC on April 17, 2025 and available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001413837/000110465925036041/tm252563-3_def14a.htm, and other documents subsequently filed by First Foundation with the SEC, including on Statements of Change in Ownership on Form 4 filed with the SEC, available at https://www.sec.gov/edgar/browse/?CIK=1413837&owner=exclude. Additional information regarding the interests of participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus and other relevant documents regarding the proposed merger filed with the SEC when they become available. You may obtain free copies of these documents through the website maintained by the SEC at https://www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION INC.

Dated: October 30, 2025	By:	/s/ James Britton
James Britton
Executive Vice President & Chief Financial Officer